Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE THIRD QUARTER OF 2007

Riverhead, New York, October 15, 2007—Suffolk Bancorp (NASDAQ—SUBK) today released the results of its operations during the third quarter of 2007. Earnings-per-share for the quarter were $0.61, an increase of 1.7 percent from $0.60 during the comparable period of 2006. Net income for the quarter was $6,043,000, down 2.0 percent from the same quarter last year. Earnings-per-share for the year to date were $1.66, an increase of 0.6 percent from $1.65 during the comparable period of 2006. Net income for the year to date was $16,524,000, down 3.0 percent from the same period last year. A detailed financial summary follows the text of this release.

Chairman, President, and Chief Executive Officer, Thomas S. Kohlmann, commented, “All things considered, I believe that we at Suffolk Bancorp had a respectable quarter. It would not be overstating it to say that financial markets were tumultuous during the third quarter of 2007. A number of institutions specializing in sub-prime mortgages failed, equity markets were volatile in response to a general lack of confidence, and the dollar reached recent lows against other major currencies, all of which contributed to a contraction in liquidity. At Suffolk Bancorp, however, we have managed to hold a comparatively steady course through this turbulence. Among other things, we have avoided exposure to the sub-prime market altogether, both by maintaining our underwriting standards in the loans we make directly, or by investing in collateralized mortgage obligations backed only by conforming loans meeting the underwriting standards of the major agencies, FNMA and GNMA. With return on average equity at 24.36 percent, return on average assets of 1.72 percent, a net interest margin of 5.09 percent, and an efficiency ratio of 52.69 percent for the quarter, we remain among the highest performing banks in the nation.”

Mr. Kohlmann went on to say, “As I have remarked in recent quarters, our short term strategy has been to maintain the quality of our balance sheet and its ability to deliver solid returns in the long run. We don’t believe that it benefits our shareholders to chase some of our competitors who have priced loans as if they were bonds, without considering the attendant risks. Nor have we been indiscriminate in our funding, hewing closely to the “marginal cost of funds” approach in identifying where to obtain each additional dollar at the best possible rate and term. As a consequence, total assets were essentially flat from year to year, although we were able to build the loan portfolio by 5.3 percent. We have been able to maximize leverage and maintain profitability by our ongoing management of capital, holding Total Risk-Based Capital as close as possible to the regulatory requirements for a “well-capitalized” bank at all times.”

He concluded, “Our conservatism, however, is well-balanced by an entrepreneurial spirit that keeps us focused on future opportunities. While we remain constant through such times as these, we plan to be ready to grow when the markets sort themselves out and the overall economy improves, as it eventually will. We have regulatory approval for our 28th and 29th branch offices, in communities we have evaluated carefully to be certain that they will respond favorably to our business model over time, one of which should be open by the end of this year. We plan to grow when possible, conserve our margins when we can’t grow, and provide our shareholders with the most consistent and reliable returns we can over the longest possible term.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
October 15, 2007

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	3rd Qtr 2007	3rd Qtr 2006	Change	9 Mos. 2007	9 Mos. 2006	Change
EARNINGS
Earnings-Per-Share - Basic	$0.61	$0.60	1.7%	$1.66	$1.65	0.6%
Cash Dividends-Per-Share	0.22	0.22	0.0%	0.66	0.66	0.0%
Net Income	6,043	6,168	(2.0)%	16,524	17,031	(3.0)%
Net Interest Income	16,047	16,420	(2.3)%	48,114	49,244	(2.3)%
AVERAGE BALANCES
Average Assets	$1,408,176	$1,406,066	0.2%	$1,415,079	$1,413,778	0.1%
Average Net Loans	912,248	893,092	2.1%	898,540	899,929	(0.2)%
Average Investment Securities	403,330	415,837	(3.0)%	414,787	414,290	0.1%
Average Interest-Earning Assets	1,319,548	1,313,722	0.4%	1,316,723	1,316,909	(0.0)%
Average Deposits	1,158,179	1,164,313	(0.5)%	1,154,677	1,151,619	0.3%
Average Borrowings	127,002	127,959	(0.7)%	130,531	145,577	(10.3)%
Average Interest -Bearing Liabilities	858,812	852,458	0.7%	861,735	869,495	(0.9)%
Average Equity	99,228	100,724	(1.5)%	102,799	99,430	3.4%
RATIOS
Return on Average Equity	24.36%	24.49%	(0.5)%	21.43%	22.84%	(6.2)%
Return on Average Assets	1.72%	1.75%	(1.7)%	1.56%	1.61%	(3.1)%
Average Equity/Assets	7.05%	7.16%	(1.5)%	7.26%	7.03%	3.3%
Net Interest Margin (FTE)	5.09%	5.17%	(1.5)%	5.08%	5.14%	(1.2)%
Efficiency Ratio	52.69%	52.18%	1.0%	54.75%	52.37%	4.5%
Tier 1 Leverage Ratio Sept. 30	7.60%	7.70%	(1.3)%
Tier 1 Risk-based Capital Ratio Sept. 30	9.70%	10.13%	(4.2)%
Total Risk-based Capital Ratio Sept. 30	10.38%	10.83%	(4.2)%
ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$(41)	$(98)	(58.2)%	$(123)	$3,246	(103.8)%
Net Charge-offs/Average Net Loans (annual)	(0.02)%	(0.04)%	(50.0)%	(0.02)%	0.38%	(105.3)%
at end of period:
Non-accrual & Restructured Loans	$952	$1,355	(29.7)%
Foreclosed Real Estate ("OREO")	—	—	0.0%
Total Non-performing Assets	952	1,355	(29.7)%
Allowance/Non-performing Assets	783.51%	555.50%	41.0%
Allowance/Loans, Net of Discount	0.80%	0.85%	(5.9)%
Net Loans/Deposits	79.86%	75.10%	6.3%
EQUITY
Shares Outstanding	9,715,592	10,236,298	(5.1)%
Common Equity	$105,144	$108,012	(2.7)%
Book Value Per Common Share	10.82	10.55	2.6%
Tangible Common Equity	104,330	107,198	(2.7)%
Tangible Book Value Per Common Share	10.74	10.47	2.6%
LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$195,613	183,716	6.5%
Commercial Real Estate Mortgages	309,952	304,136	1.9%
Real Estate - Construction Loans	90,259	71,063	27.0%
Residential Mortgages (1st and 2nd Liens)	171,669	142,121	20.8%
Home Equity Loans	65,972	76,616	(13.9)%
Consumer Loans	99,798	108,557	(8.1)%
Other Loans	839	778	7.8%

Total Loans (Net of Unearned Discounts)	$934,102	$886,987	5.3%

PRESS RELEASE
October 15, 2007

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	September 30,
	2007	2006	Change
ASSETS
Cash & Due From Banks	$49,453	$54,458	(9.2)%
Federal Funds Sold	—	13,300	(100.0)%
Investment Securities:
Available for Sale, at Fair Value	391,402	402,545	(2.8)%
Obligations of States & Political Subdivisions	8,455	10,323	(18.1)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	5,320	4,131	28.8%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	405,915	417,737	(2.8)%
Total Loans	934,102	886,987	5.3%
Allowance for Loan Losses	7,459	7,527	(0.9)%

Net Loans	926,643	879,460	5.4%
Premises & Equipment, Net	21,985	22,127	(0.6)%
Accrued Interest Receivable, Net	8,068	7,446	8.4%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	14,250	17,186	(17.1)%

TOTAL ASSETS	$1,427,128	$1,412,528	1.0%

LIABILITIES & STOCKHOLDERS' EQUITY
Demand Deposits	$417,387	$432,129	(3.4)%
Saving, N.O.W. & Money Market Deposits	416,751	467,320	(10.8)%
Time Certificates of $100,000 or More	127,482	80,083	59.2%
Other Time Deposits	198,778	191,588	3.8%

Total Deposits	1,160,398	1,171,120	(0.9)%
Federal Home Loan Bank Borrowings	88,000	60,000	46.7%
Repurchase Agreements	53,790	52,935	1.6%
Dividend Payable on Common Stock	2,143	2,252	(4.8)%
Accrued Interest Payable	2,481	2,597	(4.5)%
Other Liabilities	15,172	15,612	(2.8)%

TOTAL LIABILITIES	1,321,984	1,304,516	1.3%

STOCKHOLDERS' EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,715,592 and 10,236,298 shares outstanding at September 30, 2007 and 2006, respectively)	33,911	33,884	0.1%
Surplus	20,111	19,619	2.5%
Treasury Stock at Par (3,848,799 and 3,317,438 shares, respectively)	(9,622)	(8,294)	16.0%
Retained Earnings	63,425	63,917	(0.8)%

	107,825	109,126	(1.2)%

Accumulated Other Comprehensive Loss, Net of Tax	(2,681)	(1,114)	140.7%

TOTAL STOCKHOLDERS' EQUITY	105,144	108,012	(2.7)%

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,427,128	$1,412,528	1.0%

PRESS RELEASE
October 15, 2007

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	9/30/07	9/30/06	Change	2007	2006	Change
INTEREST INCOME
Federal Funds Sold	$53	$63	(15.9)%	$136	$104	30.8%
United States Treasury Securities	99	96	3.1%	297	287	3.5%
Obligations of States & Political Subdivisions	1,407	1,078	30.5%	3,955	2,838	39.4%
Mortgage-Backed Securities	1,891	1,961	(3.6)%	5,878	5,926	(0.8)%
U.S. Government Agency Obligations	1,083	1,218	(11.1)%	3,518	3,662	(3.9)%
Corporate Bonds & Other Securities	96	87	10.3%	304	258	17.8%
Loans	17,845	17,355	2.8%	52,782	51,139	3.2%

Total Interest Income	22,474	21,858	2.8%	66,870	64,214	4.1%
INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,221	1,293	(5.6)%	3,632	3,606	0.7%
Time Certificates of $100,000 or more	1,408	594	137.0%	3,751	1,056	255.2%
Other Time Deposits	2,076	1,796	15.6%	6,097	4,895	24.6%
Federal Funds Purchased & Repurchase Agreements	739	728	1.5%	2,180	2,234	(2.4)%
Interest on Other Borrowings	983	1,027	(4.3)%	3,096	3,179	(2.6)%

Total Interest Expense	6,427	5,438	18.2%	18,756	14,970	25.3%
Net-interest Income	16,047	16,420	(2.3)%	48,114	49,244	(2.3)%
Provision for Loan Losses	22	345	(93.6)%	152	945	(83.9)%

Net-interest Income After Provision	16,025	16,075	(0.3)%	47,962	48,299	(0.7)%
OTHER INCOME
Service Charges on Deposit Accounts	1,339	1,359	(1.5)%	4,015	4,213	(4.7)%
Other Service Charges, Commissions & Fees	784	898	(12.7)%	2,199	2,223	(1.1)%
Fiduciary Fees	363	298	21.8%	1,022	930	9.9%
Other Operating Income	270	195	38.5%	449	489	(8.2)%

Total Other Income	2,756	2,750	0.2%	7,685	7,855	(2.2)%
OTHER EXPENSE
Salaries & Employee Benefits	6,062	5,906	2.6%	18,396	17,919	2.7%
Net Occupancy Expense	1,061	956	11.0%	3,065	2,962	3.5%
Equipment Expense	515	531	(3.0)%	1,660	1,554	6.8%
Other Operating Expense	2,269	2,609	(13.0)%	7,428	7,466	(0.5)%

Total Other Expense	9,907	10,002	(0.9)%	30,549	29,901	2.2%
Income Before Provision for Income Taxes	8,874	8,823	0.6%	25,098	26,253	(4.4)%
Provision for Income Taxes	2,831	2,655	6.6%	8,574	9,222	(7.0)%

NET INCOME	$6,043	$6,168	(2.0)%	$16,524	$17,031	(3.0)%

Average: Common Shares Outstanding	9,765,095	10,247,565	(4.7)%	9,969,036	10,299,919	(3.2)%
Dilutive Stock Options	15,118	28,675	(47.3)%	20,657	29,227	(29.3)%

Average Total	9,780,213	10,276,240	(4.8)%	9,989,693	10,329,146	(3.3)%
EARNINGS PER COMMON SHARE Basic	$0.61	$0.60	1.7%	$1.66	$1.65	0.6%
Diluted	$0.61	$0.60	1.7%	$1.65	$1.65	0.0%